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                                                                     Exhibit 5.1

July 24, 2002



Kansas City Southern
427 West 12th Street
Kansas City, Missouri  64105

The Kansas City Southern Railway Company
427 West 12th Street
Kansas City, Missouri  64105

The Subsidiaries of Kansas City Southern
Listed on Exhibit A attached hereto


     Re: The Kansas City Southern Railway Company/Kansas City Southern Registration Statement on Form S-4 (Reg. No. 333-92360)

Ladies and Gentlemen:

     We have acted as special counsel to The Kansas City Southern Railway Company, a Missouri corporation (the "Issuer"), Kansas City Southern, a Delaware corporation and parent corporation of the Issuer ("Parent"), and each of the wholly owned subsidiaries of Parent set forth on the attached Exhibit A (the "Subsidiary Guarantors") in connection with the proposed registration under the Securities Act of 1933, as amended (the "Act") by the Issuer of its offer to exchange (the "Exchange Offer") up to $200,000,000 in aggregate principal amount of its 7 1/2% Senior Notes due 2009 (the "new notes") for and in replacement of a like aggregate principal amount of the Issuer's privately placed 7 1/2% Senior Notes due 2009 (the "outstanding notes"). The new notes will be issued pursuant to an Indenture, dated as of June 12, 2002, among the Issuer, the Guarantors (defined below) and U.S. Bank National Association, as trustee (the "Indenture"). The obligations of the Issuer under the new notes will be guaranteed (collectively, the "Guarantees") pursuant to the terms of the Indenture by Parent and the Subsidiary Guarantors (collectively, the "Guarantors"). The terms of the Exchange Offer are described in the Registration Statement on Form S-4 (Registration No. 333-92360) originally filed with the Securities and Exchange Commission (the "Commission") on July 12, 2002 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). This opinion is being delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificate or articles of incorporation or other organizational documents, and the bylaws or regulations of the Issuer and each of the Guarantors, (ii) minutes and records of the corporate proceedings of the Issuer with respect to the issuance of the new notes, (iii) the Registration Statement, (iv) the Indenture, (v) the form of new note, and (vi) the Registration Rights Agreement, dated as of June 5, 2002, by and among the Issuer, the Guarantors and Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Deutsche Bank Securities, Inc., Banc One Capital Markets, Inc., and Scotia Capital (USA) Inc. (the "Registration Rights Agreement").


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     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuer and the Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuer and the Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Issuer, the Guarantors and others. We have also assumed that each of the Subsidiary Guarantors has the power and authority to enter into and perform its obligations under its Guarantee, and that neither entering into or performing its Guarantee is in contradiction of the applicable laws of the jurisdiction of formation of the respective Subsidiary Guarantors.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditor's rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers, (ii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

     We render no opinion herein as to matters involving the laws of any jurisdiction other than the present laws of the United States of America, the present laws of the State of Missouri (excluding local laws), the present laws of the State of New York (excluding local laws), the General Corporation Law of the State of Delaware and the present judicial interpretations thereof. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern. We note that the enforceability of the Guarantees may be governed in part by the laws of the jurisdictions under which each of the Guarantors is formed. Because we are not admitted to practice in each such jurisdiction, we have assumed for purposes of our opinion that the laws of these jurisdictions with respect to enforceability are not materially different than the laws of the State of New York.

     Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that when: (i) the Registration Statement has become effective under the Act, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the outstanding notes have been validly tendered to the Issuer in the Exchange Offer, and (iv) the new notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the outstanding notes in accordance with the terms of the Exchange Offer and the Registration Rights Agreement, the new notes will be validly issued and binding obligations of the Issuer and the Guarantees will be validly issued and binding obligations of the Guarantors.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or fact subsequent to the date hereof or of facts which we become aware of after the date hereof.

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     This opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express written consent of the undersigned. However, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                               Sincerely,

                                               /s/ Sonnenschein Nath & Rosenthal

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                                    Exhibit A
                                    ---------
                                                            Jurisdiction of
                                                            Incorporation
Name                                                        or Organization
----                                                        ----------------
Gateway Eastern Railway Company .........................      Illinois
Mid-South Microwave, Inc. ...............................      Delaware
PABTEX GP, LLC ..........................................      Texas
PABTEX, L.P. ............................................      Delaware
Rice-Carden Corporation .................................      Missouri
SIS Bulk Holding, Inc. ..................................      Delaware
KCS Transportation Company ..............................      Delaware
Southern Development Company ............................      Missouri
Southern Industrial Services, Inc. ......................      Delaware
Trans-Serve, Inc. .......................................      Delaware